Money Market, September 30, 2005, annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended September 30, 2005, Putnam Management has assumed $46,841 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A 70,960
		Class B 6,086
		Class C 390

72DD2		Class M 922
		Class R 19
		Class T 3,532

73A1		Class A 0.0226
		Class B 0.0176
		Class C 0.0176

74A2		Class M 0.0211
		Class R 0.0176
		Class T 0.0201

74U1		Class A 3,087,755
		Class B 290,271
		Class C 33,259

74U2		Class M 44,682
		Class R 1,687
		Class T 180,130

74V1		Class A 1.0000
		Class B 1.0000
		Class C 1.0000

74V2		Class M 1.0000
		Class R 1.0000
		Class T 1.0000

85B 	While no claims with respect to the Registrant/Series were
filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.